EXHIBIT 2.1

                               ARTICLES OF MERGER

                                       Of

                                   LISTO, INC.
                              A Nevada corporation

                                      Into

                                 GBO CORPORATION
                              A Nevada corporation


Pursuant to N.R.S. 92A.190, the undersigned corporations, by and through the undersigned officers, hereby set forth the following Articles of Merger:

     1. Filed simultaneously with these Articles of Merger is the Plan of Merger (set forth on Exhibit A attached hereto and incorporated herein by this reference), which has been adopted by GBO CORPORATION (the Surviving Corporation) and LISTO, INC., (the Disappearing Corporation).

     2. Effective upon the consummation of this merger the Surviving Corporation will change its name to that of the Disappearing Corporation and henceforth GBO CORPORATION will become known as "LISTO, INC."

     3.   The  address  of  the  known  place  of  business  of  the   Surviving
          Corporation is 39612 North Central Avenue, Phoenix, Arizona 85086.

     4. The name and address of the statutory agent of the Surviving Corporation is Ralph Kinkade, 1233 Spartan Avenue, Carson City, Nevada 89701.

     5. A majority of the issued and outstanding shares of common stock of the Disappearing Corporation held by its shareholders voted in person or by proxy for the Plan of Merger. A majority of the issued and outstanding shares of the Surviving Corporation held by its shareholders voted in person or by proxy for the Plan of Merger. A majority vote of the shareholders of the Surviving Corporation and the Disappearing Corporation is sufficient to approve the merger.

     6.   The effective date of the merger shall be June 1, 2003.


IN WITNESS WHEREOF. The undersigned have hereunto set their hands as of this 15th day of May, 2003.

     "Surviving Corporation"

     GBO CORPORATION,
     a Nevada corporation


     By: /s/ William D. O'Neal
         ------------------------------------
             William D. O'Neal, its President


     "Disappearing Corporation"

     LISTO, INC.,
     a Nevada corporation


     By: /s/ Robert Smart
         -------------------------------
             Robert Smart, its President